Exhibit 16.1

Patrick Rodgers, CPA, PA
309 East Citrus Street
Altamonte Springs, FL 327901

November 13, 2013

Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:           ioWorldMedia, Incorporated
 Commission File Number 000-27574

Dear Sirs:

I have read item 4.01 included in Form 8-K of ioWorldMedia, Incorporated. I agree with the statements concerning my Firm in such Form 8-K; I am not in position to agree or disagree with other statements of ioWorldMedia, Incorporated.

Sincerely,

/s/ Patrick Rodgers
Patrick Rodgers, CPA, PA